Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62891, 333-86161, 333-63430, 333-76254, 333-100814, 333-104601 and 333-113512) and on Form S-3ASR (Nos. 333-132630 and 333-133953) of Amkor Technology, Inc. of our report dated February 25, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
February 25, 2008